Preferred Apartment Communities, Inc. Announces Agreements to Acquire Nine Grocery-Anchored Necessity Retail Shopping Centers
Atlanta, GA, August 4, 2014

Preferred Apartment Communities, Inc. (NYSE MKT: APTS) ("PAC" or the "Company") today announced that Preferred Apartment Communities Operating Partnership, L.P. ("PAC-OP"), PAC's operating partnership, and certain of its wholly owned subsidiaries entered into agreements to acquire an aggregate of nine grocery-anchored necessity retail shopping centers located in the Miami, Orlando and Tampa, FL, Atlanta and Columbus, GA, Charleston, SC, Nashville, TN and Houston, TX areas. "We're thrilled to have the opportunity to add these assets to our Class A multifamily portfolio as part of our overall strategy to have a limited portion of the Company's assets allocated to non-multifamily assets, said John A. Williams, PAC's Chairman and Chief Executive Officer. Williams added, "We believe this strategy will position the Company to significantly enhance stockholder value. We were able to generate these opportunities by working over the last several months with Joel Murphy, an experienced retail industry veteran with a long, established track record of success in the retail sector. In contemplation of entering the necessity retail shopping center space, we formed New Market Properties, LLC, a subsidiary wholly owned by PAC-OP. We are pleased to announce that Joel has agreed to join our management team as President and CEO of New Market Properties. In addition, we expect our Board of Directors will appoint Joel as a member of the board."

The nine grocery-anchored necessity retail shopping centers are represented by two portfolios. One portfolio consists of seven assets, representing an aggregate of 513,723 square feet. Of these seven assets, Publix is the anchor tenant at five centers located in each of Atlanta and Columbus, GA, and Miami, Orlando and Tampa, FL. Kroger and Bi-Lo are the anchor tenants at the shopping centers located in Houston, TX and Charleston, SC, respectively. The second portfolio consists of two Publix anchored shopping centers located in Nashville, TN representing an aggregate of 127,157 square feet. The total purchase price for these two portfolios is approximately $125.2 million. The purchase price indicated is exclusive of acquisition and financing-related transaction costs. Although the Company believes that the acquisition of these properties is probable, there are customary closing conditions that must first be satisfied.

In connection with these acquisitions, the board of directors of the Company is expected to increase our non-multifamily asset allocation from 10% to up to 20% of the Company's assets. Going forward, the Company will include in this calculation the incremental difference between the value of our mezzanine loan investments and the total development project cost of the assets underlying these investments that have been fully funded by PAC and on which PAC has purchase options. The Company's strategy is to aggregate a critical mass of necessity retail shopping center assets, including the two acquisition portfolios noted above, within New Market Properties and then spin off New Market Properties into an independent, publicly traded REIT as soon as the Company believes it has reached scale, with Mr. Murphy remaining as President and CEO of New Market Properties. Moreover, there is an expectation that PAC will continue to own an investment in New Market Properties following the spin off.

The Company expects to fund the acquisition of these grocery-anchored necessity retail shopping centers with planned debt financing for each shopping center and a combination of the following: (i) cash on hand; (ii) borrowings under the Company's senior secured credit facility with Key Bank National Association; (iii) bridge-debt financing; (iv) net proceeds from additional issuances of our securities; and (v) net proceeds from refinancing certain of our existing assets. We anticipate paying down any bridge debt financing from subsequent sales of our Series A Preferred Stock and Warrant offering.

About Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc. is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make mezzanine loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the construction of multifamily communities and other properties. As a secondary strategy, we also may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 10% of our total assets in other real estate related investments, as determined by our manager as appropriate for us. Preferred Apartment Communities, Inc. has elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with its tax year ended December 31, 2011.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward-looking terminology such as "may," "will," "expects," "should," "plans," "estimates," "anticipates," "projects," "intends," "believes," "outlook" and similar expressions.
The forward-looking statements contained in this press release and in our Supplemental Financial Data are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information is inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: our business and investment strategy; our projected operating results; estimates relating to our ability to make distributions to our stockholders in the future; availability of qualified personnel; local and national market conditions and trends in our industry; demand for and lease-up of apartment homes, supply of competitive housing product, and other economic conditions; availability of debt and/or equity financing and availability on favorable terms; changes in our asset values; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and economic trends and economic recoveries.
Additional discussions of risks, uncertainties and certain other important information appear in our publicly available filings made and to be made with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which we intend to file later this month, our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 17, 2014 and our Quarterly Report on Form 10-Q filed with the SEC on May 12, 2014, all under the headings "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations." All information in this release is as of August 1, 2014. The Company does not undertake a duty to update forward-looking statements, including its projected operating results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community.
Additional Information

The SEC has declared effective the registration statement (including prospectus) filed by the Company for each of the offerings to which this communication may relate. Before you invest, you should read the final prospectus, and any prospectus supplements, forming a part of the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering to which this communication may relate. In particular, you should carefully read the risk factors described in the final prospectus and in any related prospectus supplement and in the documents incorporated by reference in the final prospectus and any related prospectus supplement to which this communication may relate. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company or its dealer manager, International Assets Advisory, LLC, with respect to the Follow-On Offering, or its sales agent, MLV & Co. LLC, with respect to the ATM Offering, will arrange to send you a prospectus if you request it by calling Leonard A. Silverstein at (770) 818-4100, 3625 Cumberland Boulevard, Suite 1150, Atlanta, Georgia 30339.

The final prospectus for the Follow-On Offering, dated October 11, 2013, can be accessed through the following link:

http://www.sec.gov/Archives/edgar/data/1481832/000148183213000128/a424b3prospectus900m.htm

The final prospectus and prospectus supplement for the ATM Offering, dated July 19, 2013 and February 28, 2014, respectively, can be accessed through the following link:

http://www.sec.gov/Archives/edgar/data/1481832/000148183214000015/prospectussupplementatm-20.htm

SOURCE: Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc.
Leonard A. Silverstein
President and Chief Operating Officer
Ph.: 770-818-4147
Email: lsilverstein@pacapts.com